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                                                                    Exhibit 3.33

Filing Fee $150.00

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        OFFICE OF THE SECRETARY OF STATE
                              CORPORATIONS DIVISION
                              100 NORTH MAIN STREET
                              PROVIDENCE, RI 02903

                                                   Corp. I.D.# _________________

                              BUSINESS CORPORATION

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                  DUPLICATE ORIGINAL ARTICLES OF INCORPORATION

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          The undersigned acting as incorporator(s) of a corporation under
     Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

          FIRST.   The name of the corporation is MC WOONSOCKET, INC.
     (A close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended) (strike if inapplicable)

          SECOND. The period of its duration is (if perpetual, so state) perpetual

          THIRD.   The purpose or purposes for which the corporation is
     organized are:

     Primarily, to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation, and for any other lawful purpose for which a corporation may be formed under the Rhode Island General Laws (1956), as amended.

                                    RECEIVED
                               SECRETARY OF STATE
                                CORPORATIONS DIV.

                                APR 4 3 07 PH '96

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          FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

          (a) IF ONLY ONE CLASS: Total number of shares 8,000, $1.00 par value (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

                                       or

          (b) IF MORE THAN ONE CLASS: Total number of shares ________________. (State (A) the number of shares of each class thereof that are to have a par value and the par value of each share of each class, and/or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

          FIFTH.   Provisions (if any) dealing with the preemptive right of
     shareholders pursuant to Section 7-1.1-24 of the General Laws, 1956, as amended:

     None

        [ILLEGIBLE]                                       [ILLEGIBLE]

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          SIXTH.   Provisions (if any) for the regulation of the internal
     affairs of the corporation:

     None

          SEVENTH. The address of the initial registered office of the corporation is 50 Service Avenue, Warwick, RI 02886 (add Zip Code) and the name of its initial registered agent at such address is: Parasearch, Inc.

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         SIGNATURE OF REGISTERED AGENT

          EIGHTH.   The number of directors constituting the initial board of
     directors of the corporation is one and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:
          (If this is a close corporation pursuant to Section 7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.)

               NAME                                       ADDRESS
          Michel Coutu                           8 Tamarack Drive
                                                 East Greenwich, RI 02818

          NINTH.   The name and address of each incorporator is:

               NAME                                       ADDRESS
          Amedeo C. Merolla                      123 Dyer Street
                                                 Providence, RI 02903


          TENTH.   Date when corporate existence to begin (not more than 30
     days after filing of these articles of incorporation):

      As of filing.

     Dated      April 4, 1996

                                                 /s/ [ILLEGIBLE]
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                                           SIGNATURE OF EACH INCORPORATOR

                                       --------------------------------------

                                       --------------------------------------

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STATE OF RHODE ISLAND             City
                        In the             of Providence
COUNTY OF Providence
in said County this 4th day of April, A.D. 1996 then personally appeared before me Amedeo C. Merolla each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

                                                   /s/ [ILLEGIBLE]
                                       --------------------------------------
                                                     NOTARY PUBLIC

                STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                        OFFICE OF THE SECRETARY OF STATE
                          CERTIFICATE OF INCORPORATION
                                       OF

                               MC WOONSOCKET, INC.

          I, Jane Berthiaume, Acting Deputy Secretary of State, hereby certify that duplicate originals of Articles of Incorporation for the incorporation of MC WOONSOCKET, INC. duly signed and verified pursuant to the provisions of Chapter 7-1.1 of the General Laws, 1956, as amended, have been received in this office and are found to conform to law, and that the foregoing is a duplicate original of the Articles of Incorporation.

                                       WITNESS my hand and the seal of the State
                                       of Rhode Island this fourth
                                       day of April, 1996
                                                   /s/ [ILLEGIBLE]
                                       --------------------------------------
                                            ACTING DEPUTY SECRETARY OF STATE

[SEAL]

                                                          FILED
                                                       APR 4 1996
                                                   By /s/ [ILLEGIBLE]
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                                                         [ILLEGIBLE]